UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM 8-K
ON
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 9, 2009
GLOBAL BRANDS ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33855	26-0482599

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street, 21st Floor
New York, New York	10036

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-201-8118
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     On November 9, 2009, Global Brands Acquisition Corp. (“Global Brands”) entered into the previously announced Framework Agreement (the “Framework Agreement”) with Gerrity International, LLC (the “Gerrity Group”). The material terms and conditions of the Framework Agreement were disclosed in Global Brands’ Current Report on Form 8-K filed on November 9, 2009, and, to the extent required by Item 1.02 of Form 8-K, those descriptions are incorporated by reference herein.
     On December 4, 2009, the parties mutually agreed to terminate the Framework Agreement and Global Brands issued a press release announcing the termination of the Framework Agreement and the cancellation of its special meeting of its stockholders to vote on the proposed amendments to Global Brands’ amended and restated certificate of incorporation, which had been scheduled for 11:00 a.m. EST on Friday, December 4, 2009. A copy of the press release is attached hereto as exhibit 99.3.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
     (c) Exhibits:

Exhibit	Description

2.1	Framework Agreement, dated as of November 9, 2009, by and among Global Brands Acquisition Corp. and Gerrity International, LLC.*

99.1	Press release of Global Brands Acquisition Corp. dated November 9, 2009.*

99.2	Investor Presentation.*

99.3	Press release of Global Brands Acquisition Corp. dated December 4, 2009.

*	Previously filed.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2009	GLOBAL BRANDS ACQUISITION CORP.
	By:	/s/ Joel J. Horowitz
Joel J. Horowitz
Chief Executive Officer